_____ Shares

FIRSTHAND TECHNOLOGY VALUE FUND, INC.
 (a Maryland corporation)

Common Stock, $0.001 par value per Share

PURCHASE AGREEMENT

Dated:

FIRSTHAND TECHNOLOGY VALUE FUND, INC.
 (a Maryland corporation)

• Shares of Common Stock

PURCHASE AGREEMENT

[Date]

Ladenburg Thalmann & Co. Inc.
National Securities Corporation
As Representatives of the several
Underwriters named in Schedule I attached hereto,
c/o Ladenburg Thalmann & Co. Inc.
520 Madison, 9th Floor
New York, New York 10022

Ladies and Gentlemen:

 Firsthand Technology Value Fund, Inc., a Maryland corporation (the “Company”), confirms its agreement with Ladenburg Thalmann & Co. Inc. (“Ladenburg”) and National Securities Corporation (“National”) and each of the other Underwriters named in Schedule I hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Ladenburg and National are acting as representatives (in such capacity, the “Representatives”), with respect to the issue and sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of • shares of common stock, $0.001 par value per share (the “Firm Shares”).   The Company also proposes to sell to the several Underwriters not more than an additional ● shares of common stock, $0.001 par value per share (the “Additional Shares”) if and to the extent that the Representatives shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares granted to the Underwriters in Section 2 hereof.  The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.” The common stock, $0.001 par value per share, of the Company is hereinafter referred to as the “Common Stock.”

The Company understands that the Underwriters propose to make a public offering of the Shares as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

The Company has entered into an investment advisory and management agreement, dated as of April 15, 2011 (the “Investment Advisory Agreement”), with Firsthand Capital Management, Inc. (formerly called “SiVest Group, Inc.”) (the “Adviser”) registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and the rules and regulations thereunder (collectively, the “Advisers Act”).

The Company filed a Form N-54A “Notification of Election to be Subject to Sections 55 through 65 of the 1940 Act Filed Pursuant to Section 54(a) of the 1940 Act” (File No. 814-00830) (the “Notification of Election”)  with the Commission on July 19, 2010, under the Investment Company Act of 1940, as amended, and the rules and regulations thereunder (collectively, the “1940 Act”).

In addition, the Company filed a registration statement on Form N-2 (File No. 333-179606), including a related preliminary prospectus, for registration of the offer and sale of the Shares under the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “1933 Act”), which registration statement was declared effective by the Commission on _____.  Such registration statement, as amended as of the Applicable Time (as defined below), including exhibits and financial statements and any prospectus relating to the Shares that is filed with the Commission pursuant to Rule 497 promulgated under the 1933 Act (“Rule 497”) and deemed part of such registration statement as of its effective date pursuant to Rule 430A promulgated under the 1933 Act (“Rule 430A”), and, in the event any post-effective amendment thereto or any registration statement filed pursuant to Rule 462(b) under the 1933 Act (a “Rule 462(b) Registration Statement”) becomes effective prior to the Closing Time (as defined below) (and, if any Additional Shares are purchased, at the Date of Delivery (as defined below)), such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be, is hereinafter referred to as the “Registration Statement.”  The preliminary prospectus, dated as of ________, which was included in the Registration Statement as of the date and time it became effective under the 1933 Act, is hereinafter referred to as the “Preliminary Prospectus.”  The final prospectus, dated as of _______, to be filed with the Commission pursuant to Rule 497 and which shall contain the pricing and related information permitted to be omitted from the Registration Statement as of its effective date in accordance with Rule 430A (the “Rule 430A Information”), is hereinafter referred to as the “Prospectus,” except that if any revised prospectus or prospectus supplement shall be provided to the Underwriters by the Company for use in connection with the sale of the Shares which differs from the Prospectus, the term “Prospectus” shall also refer to such revised prospectus or prospectus supplement, as the case may be, from and after the time it is first provided to the Underwriters for such use.

For purposes of this Agreement, “Omitting Prospectus” means any written advertisement used with the written consent of the Company in the public offering of the Shares and filed with the Commission pursuant to Rule 482 promulgated under the 1933 Act (“Rule 482”).  “Time of Sale Prospectus” means, as of the Applicable Time (as defined below), the Preliminary Prospectus, together with the information set forth on Schedule II hereto (which information the Underwriters have informed the Company is being conveyed orally by the Underwriters to prospective purchasers at or prior to the Underwriters’ confirmation of sales of the Shares in the offering).  As used herein, the terms “Registration Statement,” “Preliminary Prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “disclosed,” “included,” “filed as part of” or “stated” in the Registration Statement, the Time of Sale Prospectus or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which are or are deemed to be incorporated by reference in the Registration Statement, the Time of Sale Prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, the Time of Sale Prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Exchange Act which is or is deemed to be incorporated by reference in the Registration Statement, the Time of Sale Prospectus or the Prospectus, as the case may be.  All references in this Agreement to the Registration Statement, the Rule 462(b) Registration Statement, the Preliminary Prospectus, the Time of Sale Prospectus, the Prospectus or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

SECTION 1.     Representations and Warranties.

(a)        Representations and Warranties by the Company.  The Company represents and warrants to and agrees with each Underwriter, as of the date hereof, as of the Applicable Time referred to in Section 1(a)(i) hereof, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, as follows:

(i)         Compliance with Registration Requirements.  The Company meets the requirements of Form N-2 under the 1933 Act for the offering of the Shares.  The Registration Statement (and the Registration Statement as amended by any post-effective amendment, if applicable) and any Rule 462(b) Registration Statement has been declared effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement (and the Registration Statement as amended by any post-effective amendment, if applicable) and any Rule 462(b) Registration Statement has been issued under the 1933 Act, and no proceedings for any such purpose, have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.  At the time of filing of the Registration Statement, any Rule 462(b) Registration Statement and any amendments thereto, and at the date hereof, the Company was not and is not an “ineligible issuer” as defined in Rule 405 promulgated under the 1993 Act.

At the respective times the Registration Statement, and any Rule 462(b) Registration Statement and any post-effective amendment thereto, became effective, at the Applicable Time and at the Closing Time (and, if any Additional Shares are purchased, at the Date of Delivery), the Registration Statement, and any Rule 426(b) Registration Statement and all post-effective amendments thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1940 Act, and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  Neither the Prospectus nor any amendment or supplement thereto, as of its date, at the respective times the Prospectus or any such amendment or supplement was issued and as of the Closing Time (and, if any Additional Shares are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The Time of Sale Prospectus, as of the Applicable Time and as of the Closing Times (and, if any Additional Shares are purchased, at the Date of Delivery), does not include an untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this paragraph shall not include statements in or omissions from the Time of Sale Prospectus made in reliance upon and in conformity with information furnished to the Company by any Underwriter through the Representatives expressly for use therein.

The Preliminary Prospectus when filed and as of its date complied in all material respects with the 1933 Act, and when filed by electronic transmission pursuant to EDGAR (except as may be permitted by Regulation S-T under the 1933 Act), was substantially identical to the copy thereof delivered to the Underwriter for use in connection with this offering. The Prospectus when filed under Rule 497 and as of its date will comply in all material respects with the 1933 Act, and if filed by electronic transmission pursuant to EDGAR (except as may be permitted by Regulation S-T under the 1933 Act), will be substantially identical to the copy thereof delivered to the Underwriter for use in connection with this offering.

If a Rule 462(b) Registration Statement is required in connection with the sale of the Shares, the Company has complied with or will comply with the requirements of Rule 111 promulgated under the 1933 Act relating to the payment of filing fees therefor.

As used in this subsection and elsewhere in this Agreement, “Applicable Time” means ● (Eastern time) on •, or such other time as agreed by the Company and the Representatives.

(ii)        Independent Accountant.  Tait Weller & Baker, LLP, which has expressed its opinion with respect to certain of the financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules filed with the Commission as a part of the Registration Statement and included in the Time of Sale Prospectus and the Prospectus, is an independent registered public accounting firm as required by the 1933 Act and the Securities Exchange Act of 1934, as amended (the “1934 Act”).

(iii)       Preparation of the Financial Statements.  The financial statements (together with the related schedules and notes) filed with the Commission as a part of the Registration Statement and included in the Time of Sale Prospectus and the Prospectus present fairly the consolidated financial position of the Company as of and at the dates indicated and the results of its operations and cash flows for the periods specified.  Such financial statements have been prepared in conformity with accounting principles generally accepted in the United States (“GAAP”) applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto.  The consolidated selected financial data included in the Time of Sale Prospectus and the Prospectus presents fairly in all material respects the information shown therein and has been compiled on a basis consistent with the consolidated financial statements included or incorporated by reference in the Registration Statement.  All disclosures contained in the Registration Statement, the Time of Sale Prospectus or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G under the Exchange Act and Item 10 of Regulation S-K of the 1933 Act Regulations, to the extent applicable.  There is no pro forma financial information that is required to be included in the Registration Statement, the Time of Sale Prospectus and the Prospectus that is not included as required.

(iv)       Internal Control Over Financial Reporting. The Company maintains a system of internal control over financial reporting sufficient to provide reasonable assurances that financial reporting is reliable and financial statements for external purposes are prepared in accordance with GAAP and includes policies and procedures that (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of the Company are being made only in accordance with the authorizations of management and directors of the Company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the financial statements.

(v)        Disclosure Controls. The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including material information pertaining to the Company’s operations and assets managed by the Adviser, is made known to the Company’s Chief Executive Officer and Chief Financial Officer by others within the Company and the Adviser, and such disclosure controls and procedures are effective to perform the functions for which they were established.

(vi)       No Material Adverse Change in Business.  Except as otherwise disclosed in the Time of Sale Prospectus and the Prospectus, subsequent to the respective dates as of which information is given in the Time of Sale Prospectus and the Prospectus:  (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, net asset value, prospects, properties, business or operations, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity (any such change or effect, where the context so requires is called a “Material Adverse Change” or a “Material Adverse Effect”); (ii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business or entered into any material transaction or agreement not in the ordinary course of business; and (iii) except for regular periodic dividends on the Company’s common stock (the “Common Stock”, there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other subsidiaries, any of its subsidiaries on any class of capital stock or, except for any repurchases under the Company’s share repurchase program which repurchases shall be made in compliance with applicable law, repurchase or redemption by the Company of any class of capital stock.

(vii)      Good Standing of the Company.  The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, Time of Sale Prospectus and the Prospectus and to enter into and perform its obligations under this Agreement or the Investment Advisory Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Effect.

(viii)      Subsidiaries.  The Company does not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or other entity other than those corporations or other entities described in the Time of Sale Prospectus and the Prospectus under the caption “Portfolio Companies” (each a “Portfolio Company” and collectively, the “Portfolio Companies”).  Except as otherwise disclosed in the Time of Sale Prospectus and the Prospectus, the Company does not control (as such term is defined in Section 2(a)(9) of the 1940 Act) any of the Portfolio Companies.  Except as otherwise disclosed in the Time of Sale Prospectus and the Prospectus, the Company is not required, in accordance with Article 6 of Regulation S-X under the 1933 Act, to consolidate the financial statements of any corporation, association or other entity with the Company’s financial statements.

(ix)       Portfolio Companies.  The Company has duly authorized, executed and delivered any agreements pursuant to which it made the investments described in the Prospectus under the caption “Portfolio Companies” (each a “Portfolio Company Agreement”).  To the Company’s knowledge, except as otherwise disclosed in the Time of Sale Prospectus and the Prospectus, each Portfolio Company is current, in all material respects, with all its obligations under the applicable Portfolio Company Agreements, no event of default (or a default which with the giving of notice or the passage of time would become an event of default) has occurred under such agreements, except to the extent that any such failure to be current in its obligations and any such default would not reasonably be expected to result in a Material Adverse Change.

(x)        BDC Election.  The Company has elected to be regulated as a business development company under the 1940 Act and has filed with the Commission, pursuant to Section 54(a) of the 1940 Act, a duly completed and executed the Notification of Election; the Company has not filed with the Commission any notice of withdrawal of the Notification of Election pursuant to Section 54(c) of the 1940 Act; the Notification of Election remains in full force and effect, and, to the Company’s knowledge, no order of suspension or revocation of such election under the 1940 Act has been issued or proceedings therefore initiated or threatened by the Commission.  The operations of the Company are in compliance in all material respects with the provisions of the 1940 Act applicable to business development companies and the rules and regulations of the Commission applicable to business development companies.  When the Notification of Election was filed with the Commission, it (A) contained all statements required to be stated therein in accordance with, and complied in all material respects with the requirements of, the 1940 Act and (B) did not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(xi)       Authorization and Description of Capital Stock.  The authorized, issued and outstanding capital stock of the Company is as set forth in the Time of Sale Prospectus and the Prospectus under the caption “Description of Our Capital Stock” (except for subsequent issuances, if any, pursuant to the Company’s Dividend Reinvestment Plan or pursuant to reservations, agreements or employee benefit plans, if any, referred to in the Time of Sale Prospectus and the Prospectus or pursuant to the exercise of convertible securities or options, if any, referred to in the Time of Sale Prospectus or the Prospectus).  The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable.  None of the outstanding shares of capital stock of the Company was issued in violation of preemptive or other similar rights of any security holder of the Company.

(xii)      Authorization and Description of Shares.  The Shares being sold pursuant to this Agreement have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement (or will have been so authorized prior to each issuance of Shares) and, when issued, authenticated and delivered by the Company pursuant to this Agreement against payment of the consideration set forth in this Agreement will be valid and legally binding obligations of the Company, enforceable in accordance with their terms, except as the enforcement thereof may be subject to the effect of (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or thereafter in effect relating to creditors’ rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought; and the Shares conform in all material respects to the statements relating thereto contained in the Time of Sale Prospectus and the Prospectus.

(xiii)     Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required.  Neither the Company nor any subsidiary is in violation of or default under (i) its charter, articles or certificate of incorporation, by-laws, or similar organizational documents; (ii) under any indenture, mortgage, deed of trust, loan or credit agreement, note, contract, franchise, lease or other agreement or instrument, including any Portfolio Company Agreement and the Investment Advisory Agreement, to which the Company is a party or bound or to which any of the property or assets of the Company is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable, except for such violations or defaults as would not, individually or in the aggregate, have a Material Adverse Effect.  The Company’s execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby and by the Time of Sale Prospectus and the Prospectus (i) have been duly authorized by all necessary corporate action, have been effected in accordance with the 1940 Act and will not result in any violation of the provisions of the charter, articles or certificate of incorporation or by-laws of the Company or similar organizational documents of any subsidiary, (ii) will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, or require the consent of any other party to, any existing instrument, except for such conflicts, breaches, defaults, liens, charges or encumbrances as would not, individually or in the aggregate, result in a Material Adverse Effect and (iii) will not result in any material violation of any law, administrative regulation or administrative or court decree applicable to the Company or any subsidiary.  No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company’s execution, delivery and performance of this Agreement, or consummation of the transactions contemplated hereby or thereby and by the Time of Sale Prospectus and the Prospectus, except such as have already been obtained or made under the 1933 Act and the 1940 Act and such as may be required under any applicable state securities or blue sky laws or from the Financial Industry Regulatory Authority, Inc. (“FINRA”).

(xiv)      Valid and Binding. (A) This Agreement, when executed and delivered, will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms and (B) the Investment Advisory Agreement is valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except with regard to each of the foregoing as the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or thereafter in effect relating to creditors’ rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

(xv)      Intellectual Property Rights.  The Company owns or possesses sufficient trademarks, trade names, patent rights, copyrights, domain names, licenses, approvals, trade secrets and other similar rights (collectively, “Intellectual Property Rights”) reasonably necessary to conduct its business as described in the Time of Sale Prospectus and the Prospectus; and the expected expiration of any of such Intellectual Property Rights would not result in a Material Adverse Effect.  The Company has not received any notice of, or in otherwise aware of, infringement or conflict with asserted Intellectual Property Rights of others, which infringement or conflict, if the subject of an unfavorable decision, would result in a Material Adverse Effect.  To the Company’s knowledge, none of the technology employed by the Company has been obtained or is being used by the Company in violation of any contractual obligation binding on the Company or any of its officers, directors or employees or otherwise in violation of the rights of any persons.

(xvi)      Compliance with Environmental Law.  To the knowledge of the Company, the Advisor,  the Company and each controlled Portfolio Company (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”); (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect.

(xvii)     All Necessary Permits, etc. The Company possesses such valid and current certificates, authorizations, approvals, registrations, consents or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct its business, except where the failure to posses such certificates, authorizations, approvals, registrations, consents or permits, singly or in the aggregate, would not result in a Material Adverse Effect and the Company has not received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could result in a Material Adverse Effect.

(xviii)    Investment Advisory Agreement.  (A) The terms of the Investment Advisory Agreement, including compensation terms, comply in all material respects with all applicable provisions of the 1940 Act and the Advisers Act and (B) the approvals by the Board of Directors and the stockholders of the Company of the Investment Advisory Agreement have been made in accordance with the requirements of Section 15 of the 1940 Act applicable to companies that have elected to be regulated as business development companies under the 1940 Act.

(xix)     Investment Company Act.  The Company is not required, and upon the issuance and sale of the Shares as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be required, to register as a “registered management investment company” under the 1940 Act.

(xx)      Related Party Transactions.  There are no business relationships or related party transactions involving the Company, the Subsidiary or any other person required to be described in the Time of Sale Prospectus and the Prospectus which have not been described as required.

(xxi)     Absence of Proceedings.  There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against the Company, which is required to be disclosed in the Registration Statement, the Time of Sale Prospectus or the Prospectus (other than as disclosed therein), or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder.  The aggregate of all pending legal or governmental proceedings to which the Company is a party or of which any of its property or assets is the subject which are not described in the Registration Statement, the Time of Sale Prospectus or the Prospectus, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

(xxii)     Accuracy of Exhibits.  Notwithstanding this Agreement, there are no contracts or documents that are required to be described in the Registration Statement, the Time of Sale Prospectus and the Prospectus or to be filed as exhibits thereto by the 1933 Act or the 1940 Act that have not been so described and filed as required. A copy of this Agreement, will be timely filed by the Company as an exhibit to the Registration Statement.

(xxiii)    Advertisements.  As of the respective times of use, any advertising, sales literature or other promotional material (including “prospectus wrappers,” “broker kits,” “road show slides” and “road show scripts” and “electronic road show presentations”) authorized in writing by or prepared by the Company used in connection with the public offering of the Shares (collectively, “Sales Material”) does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading.  Moreover, all Sales Material complied and will comply in all material respects with the applicable requirements of the 1933 Act and the 1940 Act and the rules and interpretations of FINRA (except that this representation and warranty does not include statements in or omissions from the Sales Material made in reliance upon and in conformity with information relating to the Underwriters furnished to the Company by any Underwriter through the Representatives expressly for use therein).

(xxiv)    Subchapter M. During the past fiscal year, the Company has been organized and operated, and is currently organized and operates, in compliance in all material respects with the requirements to be taxed as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (“Subchapter M of the Code” and the “Code,” respectively).  The Company intends to direct the investment of the proceeds of the offering described in the Registration Statement, the Time of Sale Prospectus and the Prospectus in such a manner as to comply with the requirements of Subchapter M of the Code.

(xxv)     Tax Law Compliance.  The Company has filed all necessary federal, state and foreign income and franchise tax returns and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them, except for any taxes, assessments or penalties as may be contested in good faith and by appropriate proceedings.  The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in the Time of Sale Prospectus and the Prospectus in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company has not been finally determined.  The Company is not aware of any tax deficiency that has been or might be asserted or threatened against the Company or any subsidiary that could result in a Material Adverse Effect.

(xxvi)    Distribution of Offering Materials.  The Company has not distributed and will not distribute any offering material in connection with the offering and sale of the Shares other than the Registration Statement, the Time of Sale Prospectus or the Prospectus or other materials, if any, permitted by the 1933 Act or the 1940 Act.

(xxvii)   Registration Rights.  Except as otherwise described in the Time of Sale Prospectus, the Prospectus or the Registration Statement, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

(xxviii)  No Price Stabilization or Manipulation.  Neither the Company nor any affiliate of the Company has taken or will take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(xxix)    Compliance with the Exchange Act and the 1940 Act; Reports Filed.  The documents filed by the Company with the Commission under the Exchange Act and the 1940 Act, complied, and will comply in all material respects, with the requirements of the Exchange Act and the 1940 Act, as applicable, and, with respect to the Exchange Act documents, as of the date hereof, the Applicable Time, and the Closing Time (and, if any Additional Shares are purchased, at the Date of Delivery), did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The Company has filed all reports required to be filed pursuant to, the 1940 Act and the Exchange Act, except where the failure to file such reports would not have a Material Adverse Effect.

(xxx)     Interested Persons.  Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus (i) no person is serving or acting as an officer, director or investment adviser of the Company, except in accordance with the provisions of the 1940 Act and the Advisers Act, and (ii) to the knowledge of the Company, no director of the Company is an “interested person” (as defined in the 1940 Act) of the Company or an “affiliated person” (as defined in the 1940 Act) of any of the Underwriters except as otherwise disclosed in the Registration Statement, the Time of Sale Prospectus or the Prospectus.

(xxx)     No Unlawful Contributions or Other Payments. The Company nor, to its knowledge, any employee or agent of the Company or any subsidiary, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character required to be disclosed in the Time of Sale Prospectus and the Prospectus.

(xxxii)   No Outstanding Loans or Other Indebtedness. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees or indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of the family members of any of them, except as disclosed in the Time of Sale Prospectus and the Prospectus.

(xxxiii)  Compliance with Laws.  The Company has not been advised, and has no knowledge, that it is not conducting business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, except where failure to be so in compliance would not result, individually or in the aggregate, in a Material Adverse Effect.

(xxxiv)  Compliance with the Sarbanes-Oxley Act of 2002. The Company has complied in all material respects with Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 and has made the evaluations of the Company’s disclosure controls and procedures required under Rule 13a-15 under the Exchange Act.

(xxxv)   FINRA Matters.  All of the information provided to the Underwriter or to counsel for the Underwriter by the Company and, to the knowledge of the Company, its officers and directors and the holders of any securities of the Company in connection with letters, filings or other supplemental information provided to FINRA pursuant to FINRA Corporate Financing Rule 5110 is true, complete and correct in all material respects.

(xxxvi)  Foreign Corrupt Practices Act. Neither the Company nor, to its knowledge, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company is aware of or has taken any action, directly or indirectly, that has resulted or would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA.

(xxxvii) Compliance with Money Laundering Laws. The operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(xxxviii) Compliance with OFAC. Neither the Company nor, to its knowledge, any director, officer, agent, employee, affiliate or person acting on behalf of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use any of the proceeds received by the Company from the sale of Shares contemplated by this Agreement, or lend, contribute or otherwise make available any such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(b)       Representations and Warranties of the Adviser.  The Adviser represents to each Underwriter as of the date hereof, as of the Applicable Time, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agrees with each Underwriter as follows:

(i)         No Material Adverse Change in Business.  Since the respective dates as of which information is given in the Registration Statement, the Time of Sale Prospectus and the Prospectus, except as otherwise stated therein, there has been no material adverse change in the financial condition, or in the earnings, business affairs, operations or regulatory status of the Adviser , whether or not arising in the ordinary course of business, that would reasonably be expected to result in a Material Adverse Effect or would otherwise reasonably be expected to prevent the Adviser or the Administrator from carrying out its obligations under the Investment Advisory Agreement (an “Adviser Material Adverse Change” or an “Adviser Material Adverse Effect,” where the context so requires).

(ii)        Good Standing.  Each of the Adviser (and each of their subsidiaries) has been duly organized and is validly existing and in good standing under the laws of the State of Delaware, with full power and authority to own, lease and operate its properties and to conduct its business as described in the Time of Sale Prospectus and the Prospectus and to enter into and perform its obligations under this Agreement; the Adviser has full power and authority to perform its obligations under the Investment Advisory Agreement; and the Adviser is duly qualified to do business as a foreign entity and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to qualify or be in good standing would not otherwise reasonably be expected to result in an Adviser Material Adverse Effect.

(iii)       Registration Under Advisers Act.  The Adviser is duly registered with the Commission as an investment adviser under the Advisers Act and is not prohibited by the Advisers Act or the 1940 Act from acting under the Investment Advisory Agreement for the Company as contemplated by the Time of Sale Prospectus and the Prospectus. There does not exist any proceeding or, to the Adviser’s knowledge, any facts or circumstances the existence of which could lead to any proceeding which might adversely affect the registration of the Adviser with the Commission.

(iv)       Absence of Proceedings.  There is no action, suit or proceeding or, to the knowledge of the Adviser, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Adviser, threatened, against or affecting the Adviser, which is required to be disclosed in the Registration Statement, the Time of Sale Prospectus or the Prospectus (other than as disclosed therein), or which would reasonably be expected to result in an Adviser Material Adverse Effect, or which would reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement or the Investment Advisory Agreement; the aggregate of all pending legal or governmental proceedings to which the Adviser is a party or of which any of its respective property or assets is the subject which are not described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, including ordinary routine litigation incidental to their business, would not reasonably be expected to result in an Adviser Material Adverse Effect.

(v)       Absence of Defaults and Conflicts.  The Adviser is not in violation of its certificate of formation or limited liability company operating agreement or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Adviser is a party or by which it may be bound, or to which any of the property or assets of the Adviser is subject, or in violation of any law, statute, rule, regulation, judgment, order or decree except for such violations or defaults that would not reasonably be expected to result in an Adviser Material Adverse Effect; and the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated herein and therein and in the Registration Statement, the Time of Sale Prospectus and the Prospectus (including the issuance and sale of the Shares and the use of the proceeds from the sale of the Shares as described in the Time of Sale Prospectus and the Prospectus under the caption “Use of Proceeds”) and compliance by the Adviser with its obligations hereunder and under the Investment Advisory Agreement do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Adviser pursuant to such Agreement except for such violations or defaults that would not reasonably be expected to result in an Adviser Material Adverse Effect, nor will such action result in any violation of the provisions of the limited liability company operating agreement of the Adviser; nor will such action result in any violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Adviser, or any of their respective assets, properties or operations except for such violations that would not reasonably be expected to result in an Adviser Material Adverse Effect.

(vi)       Authorization of Agreements.  This Agreement has been duly authorized, executed and delivered by the Adviser; the Investment Advisory Agreement has been duly authorized, executed and delivered by the Adviser; the Investment Advisory Agreement constitutes a valid and legally binding agreement of the Adviser, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers) or similar laws affecting creditors’ rights generally and (ii) rights to indemnification and contribution may be limited to equitable principles of general applicability or by state or federal securities laws or the policies underlying such law.

(vii)      Absence of Further Requirements.  No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Adviser of its obligations hereunder, in connection with the offering, issuance or sale of the Shares hereunder or the consummation of the transactions contemplated by this Agreement, the Time of Sale Prospectus or the Prospectus (including the use of the proceeds from the sale of the Shares as described in the Time of Sale Prospectus and the Prospectus under the caption “Use of Proceeds”), except (A) such as have been already obtained under the 1933 Act, the 1933 Act Regulations or the 1940 Act, (B) such as may be required under state securities laws and (C) the filing of the Notification of Election under the 1940 Act, which has been effected.

(viii)     Description of Adviser.  The description of the Adviser contained in the Time of Sale Prospectus and the Prospectus does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

(ix)       Possession of Licenses and Permits.  The Adviser possesses such valid and current certificates, authorizations, approvals, registrations, consents or permits issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by it (collectively, “Governmental Licenses”), except where the failure so to possess would not reasonably be expected to, singly or in the aggregate, result in an Adviser Material Adverse Effect; the Adviser is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in an Adviser Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in an Adviser Material Adverse Effect; and the Adviser has not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in an Adviser Material Adverse Effect.

(x)       Stabilization and Manipulation. Neither the Adviser nor any of its respective partners, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, under the 1934 Act, to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale of the Shares in violation of any law, statute, regulation or rule applicable to the Adviser, or any of its partners, officers, affiliates or controlling persons.

(xi)       Employment Status. The Adviser is not aware that (A) any executive, key employee or significant group of employees of the Company, if any, the Adviser plans to terminate employment with the Company or the or (B) any such executive or key employee is subject to any non-compete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by the present or proposed business activities of the Company, or the Adviser except where such termination or violation would not reasonably be expected to have an Adviser Material Adverse Effect.

(xii)      Internal Controls.  The Adviser is using its commercially reasonable efforts to operate a system of internal controls sufficient to provide reasonable assurance that (A) transactions effectuated by it under the Investment Advisory Agreement are executed in accordance with its management’s general or specific authorization; and (B) access to the Company’s assets that are in its possession or control is permitted only in accordance with its management’s general or specific authorization.

(c)       Officer’s Certificates.  Any certificate signed by any officer of the Company, the Adviser or the Administrator delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company, the Adviser, to each Underwriter as to the matters covered thereby.

SECTION 2.     Sale and Delivery to Underwriters; Closing.

(a)        Firm Shares.  On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price set forth in Schedule II (the “Purchase Price”), the aggregate principal amount of Firm Shares set forth in Schedule I opposite the name of such Underwriter, plus any additional aggregate principal amount of Firm Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

(b)        Additional Shares.  In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional $• aggregate principal amount of Securities at the Purchase Price plus accrued interest from the Closing Time to the relevant Date of Delivery.  The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time on one or more occasions only for the purpose of covering overallotments which may be made in connection with the offering and distribution of the Firm Shares upon notice by the Representatives to the Company setting forth the aggregate principal amount of Additional Shares as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Additional Shares.  Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Representatives, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined.  If the option is exercised as to all or any portion of the Additional Shares, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the aggregate principal amount of Additional Shares then being purchased which the aggregate principal amount of Firm Shares set forth in Schedule I opposite the name of such Underwriter bears to the total aggregate principal amount of Firm Shares.

(c)        Payment.  Payment of the purchase price for the Firm Shares shall be made to the Company in Federal or other funds immediately available to a bank account designated by the Company against delivery to the Representatives of such Firm Shares through the facilities of the Depository Trust Company (“DTC”) for the respective accounts of the several Underwriters of the Shares to be purchased by them, at 9:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called “Closing Time”).

In addition, in the event that any or all of the Additional Shares are purchased by the Underwriters, payment of the purchase price for, and delivery of, such Additional Shares shall be made on each Date of Delivery as specified in the notice from the Representatives to the Company.

It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Firm Shares and the Additional Shares, if any, which it has agreed to purchase.  The Representatives, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Firm Shares or the Additional Shares, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

(d)        Denominations; Registration.  The Firm Shares and the Additional Shares, if any, shall be transferred electronically at the Closing Time or the relevant Date of Delivery, as the case may be, in such denominations and registered in such names as the Representatives may request; provided that any such request must be received in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be.

SECTION 3.     Covenants of the Company.  The Company covenants with each Underwriter as follows:

(a)        Compliance with Securities Regulations and Commission Requests.  During any period that a prospectus relating to the Shares is required to be delivered under the 1933 Act (but in any event through the Closing Time), the Company, subject to Section 3(b), will comply with the requirements of Rule 415, Rule 430C and Rule 497 and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission relating to the Registration Statement, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes.  The Company will promptly effect the filings necessary pursuant to Rule 497 and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 497 was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus.  During any period that a prospectus relating to the Shares is required to be delivered under the 1933 Act (but in any event through the Closing Time), the Company will use its reasonable efforts to prevent the issuance of any stop order suspending the effectiveness of the Registration Statement pursuant to Section 8(d) of the 1933 Act and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(b)        Filing of Amendments.  During any period that a prospectus relating to the Shares is required to be delivered under the 1933 Act (but in any event through the Closing Time), the Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)) or any amendment, supplement or revision to any preliminary prospectus (including any prospectus included in the Registration Statement at the time it became effective) or to the Prospectus, will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object. The Company has given the Underwriters written notice of any filings made pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder within 72 hours prior to the Applicable Time.  The Company will notify the Underwriters of its intention to make any such filings from the Applicable Time to the Closing Time and will furnish the Underwriters with copies of any such documents within a reasonable amount of time prior to such proposed filing.

(c)        Delivery of Commission Filings.  The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, conformed copies of the Registration Statement as originally filed, and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and conformed copies of all consents and certificates of experts, and, upon a Representative’s request, will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters.  The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T, or as filed with the Commission in paper form as permitted by Regulation S-T.

(d)        Delivery of Prospectuses.  The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act.  The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request.  The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e)        Continued Compliance with Securities Laws.  The Company will use its commercially reasonable efforts to comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and in the Prospectus.  If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Shares, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

(f)        Blue Sky Qualifications.  The Company will use its commercially reasonable efforts, in cooperation with the Underwriters, to qualify the Shares for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications in effect for as long as the Representatives reasonably request; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(g)        Rule 158.  As soon as practicable after furnishing with the Commission, the Company will make generally available to its security holders and to the Underwriter an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the 1933 Act and Rule 158.

(h)        DTC.  The Company will cooperate with the Representatives and use its commercially reasonable efforts to permit the Share to be eligible for clearance and settlement through the facilities of DTC.

(i)        Use of Proceeds.  The Company will use the net proceeds received by it from the sale of the Shares on the manner specified in the Time of Sale Prospectus and the Prospectus under “Use of Proceeds.”

(j)        Listing.  The Company will use its commercially reasonable efforts to effect and maintain the quotation of the Shares on the NASDAQ Global Market.

(k)        Restriction on Sale of Shares. During a period of 90 days from the date of the Prospectus, the Company will not, without the prior written consent of the Representatives, (i) directly or indirectly, offer, pledge, sell, contract to sell, grant any option for the sale of otherwise transfer or dispose of any debt securities issued or guaranteed by the Company or any securities convertible into or exercisable or exchangeable for debt securities issued or guaranteed by the Company or file any registration statement under the 1933 Act with respect to any of the foregoing.

(l)        Reporting Requirements.  The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the Exchange Act, will file all documents required to be filed with the Commission pursuant to the 1940 Act and the Exchange Act within the time periods required by the 1940 Act and the Exchange Act and the rules and regulations of the Commission thereunder, respectively.

(m)       Business Development Company Status.  The Company, during a period of at least 12 months from the Closing Time, will use its commercially reasonable efforts to maintain its status as a business development company; provided, however, the Company may cease to be, or withdraw its election as, a business development company, with the approval of the board of directors and a vote of stockholders as required by Section 58 of the 1940 Act or any successor provision.

(n)        Regulated Investment Company Status.  During the 12-month period following the Closing Time, the Company will use its commercially reasonable efforts to qualify and elect to be treated as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”) and to maintain such qualification and election in effect for each full fiscal year during which it is a business development company under the 1940 Act.

SECTION 4.     Payment of Expenses.

(a)        Expenses.  Whether or not the transactions contemplated by this Agreement are contemplated or this Agreement is terminated, the Company will pay all costs, expenses, fees and taxes incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the printing and delivery to the Underwriters of this Agreement, any Agreement among the Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Shares, (iii) the preparation, issuance and delivery of the certificates for the Shares , if any, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Shares to the Underwriters, (iv) the fees and disbursements of the Company’s and the Adviser’s counsel, accountants and other advisors, (v) the qualification of the Shares under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus and of the Prospectus and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) approval of the Shares by DTC for “book-entry” transfer (including fees and expenses of counsel); (ix) the rating of the Shares; (x) the fees and expenses of the transfer agent with respect to the Shares and any transfer agent or registrar for the Shares; (xi) all reasonable travel expenses (including expenses related to chartered aircraft) of the Company’s officers and employees and any other reasonable expenses of the Company in connection with attending or hosting meetings with prospective purchasers of the Shares, and expenses associated with any electronic road show; (xii) the filing fees incident to, if any, and the reasonable fees and disbursements of counsel to the Underwriters in connection with the review by the Financial Industry Regulatory Authority (“FINRA”) of the terms of the sale of the Shares and in connection with compliance with applicable FINRA rules; (xiii) the fees and expenses incurred in connection with the inclusion of the Shares in the NASDAQ Global Market and (xiv) the costs and expenses (including without limitation any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Shares made by the Underwriters (which are terminated prior to the Closing Time) caused by a breach of the representation contained in the fourth paragraph of Section 1(a)(i).

(b)        Termination of Agreement.  If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or Section 9(a)(i) and (iii) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses incurred, including the reasonable fees and disbursements of counsel for the Underwriters.

SECTION 5.     Conditions of Underwriters’ Obligations.  The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company and the Adviser contained in Section 1 hereof or in certificates of any officer of the Company or the Adviser, to the performance by the Company and the Adviser of their respective covenants and other obligations hereunder, and to the following further conditions:

(a)        Effectiveness of Registration Statement.  No stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters.  A final prospectus containing the Rule 430C Information shall have been filed with the Commission in accordance with Rule 497.

(b)        Opinions of Counsel for Company.  At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Paul Hastings LLP, counsel for the Company, Venable LLP, special Maryland counsel for the Company and the General Counsel for the Company, each in form and substance reasonably satisfactory to counsel for the Underwriters.  Such counsel may state that, insofar as such opinion involves factual matters, they have relied upon certificates of officers of the Company and certificates of public officials.

(c)        Opinion of Counsel for Underwriters.  At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Blank Rome LLP, counsel for the Underwriters.  In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States upon the opinions of counsel reasonably satisfactory to the Representatives, including counsel of the Company.  Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and certificates of public officials.

(d)        Officers’ Certificates.  (i) At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus or the Time of Sale Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or operations of the Company, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the president of the Company and of the chief financial or chief accounting officer of the Company, dated as of Closing Time, to the effect that (A) there has been no such material adverse change, (B) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (C) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time and (D) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to their knowledge, contemplated by the Commission.  (ii) At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus or the Time of Sale Prospectus, any Advisor Material Adverse Change, and the Representatives shall have received a certificate of a vice president (or other authorized officer) and the chief financial or chief accounting officer (or other authorized officer) of the Adviser, dated as of Closing Time, to the effect that (A) there has been no such Adviser Material Adverse Effect, (B) the representations and warranties of the Adviser in Sections 1(a) and 1(b) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (C) the Adviser has complied with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to Closing Time and (D) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to their knowledge, contemplated by the Commission.

(e)        Accountant’s Comfort Letter and CFO Certificate.  At the time of the execution of this Agreement the Representatives shall have received:

(i)         A letter from Tait Weller & Baker LLP, independent public accountants for the Company, in form and substance reasonably satisfactory to the Representatives, covering the financial information in the Registration Statement, the Time of Sale Prospectus and the Prospectus of the Company, together with signed or reproduced copies of such letter for each of the other Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

(ii)        A certificate of the chief financial officer of the Company, in form and substance reasonably satisfactory to the Representatives and as agreed upon prior to the date hereof, covering certain financial matters of the Company, together with signed or reproduced copies of such certificate for each of the other Underwriters.

(f)        Bring-down Comfort Letter and CFO Certificate.  At Closing Time, the Representatives shall have received (i) from Tait Weller & Baker LLP a letter with respect to the Company, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e)(i) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time and (ii) from the Company a certificate of the chief financial officer of the Company, dated as of the Closing Time, to the effect that the chief financial officer of the Company reaffirms the statements made in the certificate furnished pursuant to subsection (e)(ii) of this Section.

(g)        No Objection.  FINRA has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(h)       Conditions to Purchase of Additional Shares.  In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Additional Shares, the representations and warranties of the Company, the Adviser contained herein and the statements in any certificates furnished by the Company and the Adviser hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received:

(i)         Officers’ Certificates.

(A)           A certificate, dated such Date of Delivery, of the president of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(d)(i) hereof remains true and correct as of such Date of Delivery.

(B)           A certificate, dated such Date of Delivery, of a vice president (or other authorized officer) and the chief financial or chief accounting officers (or other authorized officer) of each of the Adviser confirming that the certificate delivered at the Closing Time pursuant to Section 5(d)(ii) hereof remains true and correct as of such Date of Delivery.

(ii)        Opinion of Counsel for Company.  The favorable opinion of Paul Hastings LLP, counsel for the Company, Venable LLP, special Maryland counsel for the Company and the General Counsel for the Company, each in form and substance reasonably satisfactory to the Representatives, dated such Date of Delivery, relating to the Additional Shares to be purchased on such Date of Delivery and otherwise to the same effect as the opinions required by Section 5(b) hereof.

(iii)        Opinion of Counsel for Underwriters.  The favorable opinion of Blank Rome LLP, counsel for the Underwriters, dated such Date of Delivery, relating to the Additional Shares to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

(iv)       Bring-down Comfort Letter and CFO Certificate.

(A)           A letter with respect to the Company and from Tait Weller & Baker, LLP in form and substance reasonably satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 5(f)(i) hereof, except that the “specified date” in the letter  furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

(B)           A certificate, in form and substance reasonably satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the certificate furnished to the Representatives pursuant to Section 5(f)(ii) hereof.

(i)        Additional Documents.  At Closing Time and at each Date of Delivery, counsel for the Underwriters shall have been furnished with such documents as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Shares as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company, the Adviser in connection with the issuance and sale of the Shares as herein contemplated shall be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters.

(j)        Termination of Agreement.  If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Additional Shares, on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Additional Shares, may be terminated by the Representatives by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

SECTION 6.     Indemnification.

(a)        Indemnification of Underwriters by the Company and the Advisor.  The Company and the Advisor, jointly and severally, agree to indemnify and hold harmless each Underwriter, its directors, officers, employees and agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act, the 1940 Act or Section 20 of the 1934 Act against any and all losses, claims, damages, expenses or liabilities, joint or several, to which they or any of them may become subject under the 1933 Act, the 1934 Act, the 1940 Act or other Federal or state statutory law or regulation, at common law or otherwise, including any investigation or proceeding by any governmental agency or body, commenced or threatened, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Time of Sale Prospectus, the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating, preparing for or defending any such loss, claim, damage, liability, proceeding or action; provided, however, that neither the Company nor the Advisor will be liable in any such case to the extent that any such loss, claim, damage, expense or liability arises out of or is based upon any such untrue statement or omission made therein in reliance upon and in conformity with written information furnished to the Company by or such Underwriter through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company and the Advisor may otherwise have. Any indemnification by the Company and the Advisor pursuant to this Agreement shall be subject to the requirements and limitations of Section 17i) of the 1940 Act.

(b)        Indemnification of Company, Directors, Officers.  Each Underwriter severally agrees to indemnify and hold harmless the Company, the Advisor, each of the Company’s directors, each of the Company’s officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the 1933 Act, the Exchange Act or the 1940 Act, to the same extent as the foregoing indemnity from the Company and the Advisor to the Underwriters, but only with reference to untrue statements or omissions made solely in reliance upon and in conformity with written information relating to the Underwriter furnished to the Company by such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity.  This indemnity agreement will be in addition to any liability which the Underwriter may otherwise have.

(c)        Actions against Parties; Notification.  Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this section, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above.  The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party.  Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party.  An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, does not include any statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party and does not enjoin, censure or impose any restrictions upon any indemnified party.  Notwithstanding anything to the contrary herein, neither the assumption of the defense of any such Action nor the payment of any fees or expenses related thereto shall be deemed to be an admission by the indemnifying party that it has obligation to indemnify any person pursuant to this Agreement.

(d)        Settlement Without Consent if Failure to Reimburse.  If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of litigation or of a proceeding by a government agency or body as contemplated by Section 6(a) above effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 7.     Contribution.  In the event that the indemnity provided in paragraph (a), (b) or (c) of Section 6 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company, the Advisor and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Company, the Advisor and the Underwriter may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and the Advisor on the one hand and by the Underwriters on the other from the offering of the Shares; provided, however, that in no case shall the Underwriters be responsible for any amount in excess of the total underwriting discounts and commissions received by the Underwriters pursuant to Section 4.  If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company, the Advisor and the Underwriters shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Advisor on the one hand and of the Underwriter on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations.  Benefits received by the Company and the Advisor shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriter shall be deemed to be equal to the total underwriting discounts and commissions received by the Underwriter, in each case pursuant to Section 4.  Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company and the Advisor on the one hand or the Underwriter on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The Company, the Advisor and the Underwriter agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above.  Notwithstanding the provisions of this Section 7, no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of Section 6, each person who controls the Underwriter within the meaning of either the 1933 Act or the Exchange Act and each director, officer, employee and agent of the Underwriter shall have the same rights to contribution as the Underwriter, and each person who controls the Company within the meaning of either the 1933 Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this Section 7.  Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.  The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the aggregate principal amount of Firm Shares set forth opposite their respective names in Schedule I hereto and not joint.

Notwithstanding any other provision of Section 6 and this Section 7, no party shall be entitled to indemnification or contribution under this Agreement in violation of Section 17(i) of the 1940 Act.

SECTION 8.     Representations, Warranties and Agreements to Survive.  All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or the Advisor submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its affiliates or selling agents, any person controlling any Underwriter, its officers or directors or any person controlling the Company and (ii) delivery of and payment for the Shares.

SECTION 9.     Termination of Agreement.

(a)        Termination; General.  The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus or the Time of Sale Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs, prospects or operations of the Company and the Subsidiaries considered as one enterprise, or the Advisor, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or The NASDAQ Global Select Market or The NASDAQ Global Market or The NASDAQ Capital Market, or (iv) if trading generally on the American Stock Exchange or the New York Stock Exchange or in The NASDAQ Global Market or The NASDAQ Global Select Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, FINRA or any other governmental authority, or (v) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (vi) if a banking moratorium has been declared by either Federal or New York authorities.

(b)        Liabilities.  If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

SECTION 10.   Default by One or More of the Underwriters.  If one or more of the Underwriters shall fail at Closing Time or a Date of Delivery to purchase the Shares which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(a)        if the aggregate principal amount of Defaulted Securities does not exceed 10% of the aggregate principal amount of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(b)        if the aggregate principal amount of Defaulted Securities exceeds 10% of the aggregate principal amount of Shares to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase and of the Company to sell the Additional Shares to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, either the Representatives or the Company shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the Time of Sale Prospectus or the Prospectus or in any other documents or arrangements.  As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

SECTION 11.   Tax Disclosure.  Notwithstanding any other provision of this Agreement, from the commencement of discussions with respect to the transactions contemplated hereby, the Company (and each employee, representative or other agent of the Company) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure (as such terms are used in Sections 6011, 6111 and 6112 of the U.S. Code and the Treasury Regulations promulgated thereunder) of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided relating to such tax treatment and tax structure.

SECTION 12.   Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication.  Notices to the Underwriters shall be directed to the Representatives at Ladenburg Thalmann & Co. Inc., 520 Madison Avenue, 9th Floor, New York, New York 10022, Attention: Steven Kaplan and National Securities Corporation, 330 Madison Avenue, 18th Floor, New York, New York 10017, Attention: Jonathan Rich, with a copy to Blank Rome LLP, 405 Lexington Avenue, New York, New York 10174, Attention: Thomas R. Westle; and notices to the Company and the Adviser shall be directed to them at 150 Almaden Blvd., Suite 1250, San Jose, California 95113 Attention:  Kevin M. Landis, with a copy to Paul Hastings LLP, 55 Second Street, 24th Floor, San Francisco, California 94105, Attention: David A. Hearth.

SECTION 13.   Parties.  This Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Company and the Adviser and their respective successors.  Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company and the Adviser and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained.  This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company and the Adviser and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation.  No purchaser of Shares from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 14.   GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

SECTION 15.   TIME.  TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 16.   Submission to Jurisdiction.  Except as set forth below, no claim or action may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and both the Underwriters and the Company consent to the jurisdiction of such courts and personal service with respect thereto.  The Company hereby consents to personal jurisdiction, service and venue in any court in which any claim or action arising out of or in any way relating to this Agreement is brought by any third party against the Underwriters or any indemnified party.  The Underwriters and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement.

SECTION 17.   Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

SECTION 18.   Effect of Headings.  The Section headings herein are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters, the Company and the Adviser in accordance with its terms.

Very truly yours,

COMPANY:

FIRSTHAND TECHNOLOGY VALUE FUND, INC.

By
Name:
Title:

ADVISER:

FIRSTHAND CAPITAL MANAGEMENT, INC.

By
Name:
Title:

CONFIRMED AND ACCEPTED,
as of the date first above written:

LADENBURG THALMANN & CO. INC.

By
Name: Title:

For itself and as Representative of the other Underwriters named in Schedule I hereto.
NATIONAL SECURITIES CORPORATION

By
Name: Title:

For itself and as Representative of the
other Underwriters named in Schedule I hereto.

SCHEDULE I

Name of Underwriter	Aggregate Principal Amount of Senior Notes

Schedule I-1

SCHEDULE II

FIRSTHAND TECHNOLOGY VALUE FUND, INC.

• Shares of Common Stock, $0.001 par Value per Share

Aggregate Number of Shares Offered

Aggregate Overallotment Amount

Public Offering Price

Underwriting Discounts and Commissions

Purchase Price (Public Offering Price less Underwriting Discounts and Commissions)

Net Proceeds before Expenses

Trade Date

Settlement Date Underwriters Dealer Concessions Dealer Reallowance

Schedule II-1